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                                                                    EXHIBIT 10.7


                                                                     NO. 5785949
                             MASTER LEASE AGREEMENT
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
Lessor:  DELL FINANCIAL SERVICES L.P.            Lessee:  SAGENT TECHNOLOGY INC.
Mailing Address:             Payment Address:             Address:
----------------             ----------------             --------
PO Box 811550                PO Box 99355                 800 W. El Camino
Chicago, Illinois            Chicago, Illinois            3rd Floor
60681-1550                   60693                        Mountain View, CA 94040
Fax:  _________________      Fax:  ________________       Fax:    650-493-1290
Attention:  COO              Attention:  __________       Attention:  KATHY OVALLE

        This Master Lease Agreement (this "Agreement"), dated to be effective as of September 26, 1998 (the "Effective Date"), is between the Lessor and Lessee named above. Capitalized terms used in this Agreement and not defined in the body of this Agreement are defined in Section 25 of this Agreement. The parties agree as follows:

1. LEASE. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Products that are described in any Lease Schedule to this Agreement (each a "Schedule") executed and to be executed by the parties hereto, in accordance with all of the terms and conditions of this Agreement. The provisions hereof shall be deemed to be incorporated into each Schedule and each Schedule shall constitute a separate lease of Products (a "Lease"). Except as may be specifically provided in this Agreement, in the event of any conflict between the terms of any Schedule and the terms of this Agreement, the terms of the Schedule shall govern. All rights not specifically granted to Lessee in this Agreement or in a Schedule are reserved by Lessor.

2.      ACCEPTANCE, TERM AND RENT.

        (a) All Products shall automatically be deemed to have been irrevocably accepted by Lessee ("Acceptance") upon the expiration of the 5th Business Day following the date the Products are shipped to Lessee (the "Acceptance Date") unless Lessee specifically rejects such Products by written notice to Lessor before the expiration of such period. The primary term of the Lease for any Product hereunder (the "Primary Term") shall be as provided in the Schedule related to such Product, subject to earlier termination as provided herein, and the first day of the Primary Term (the "Commencement Date") shall be either (i) the first day of the first month following the month in which the Acceptance Date occurs (if the Acceptance Date falls on or before the 20th day of the month) or (ii) the first day of the second month following the month in which the Acceptance Date occurs (if the Acceptance Date falls after the 20th day of the month). The period beginning on the Acceptance Date and ending on the last day of the Primary Term, together with any renewals or extensions thereof, is referred to herein as the "Lease Term." Each Lease of Products shall become effective as of the applicable Acceptance Date and, unless sooner terminated as provided herein or in the applicable Schedule, shall continue for the Lease Term. Subject to Section 2((b)), the amount of the rental payments ("Rent"), and the payment thereof, with respect to the Lease of any Product hereunder, shall be as provided in the relevant Schedule.

        (b) For each Schedule, Lessee irrevocably authorizes Lessor to adjust the Products Acquisition Amount set forth on such Schedule and the related Rent by no more than 10% to account for costs to Lessor associated with change orders, returns, invoicing errors and similar matters. Lessee agrees to any resulting adjustments in the transaction's terms, if different from those stated in the applicable Schedule.

3.      PAYMENT OBLIGATION.

        (a) Rent shall be due on the first day of each Payment Period (as stated in the related Schedule) starting on the Commencement Date; provided, however, that added to the first payment of Rent shall be a prorated Rent calculated based on a 30-day month for the period from the Acceptance Date to the Commencement Date. Rent paid in advance, if any, shall be applied to the first Rent due and then to the final payments of Rent, in reverse order, or, at Lessor's option, to payment of any overdue obligation of Lessee (including Rent owed with respect to other Products). All Rent and other amounts due and payable under this Agreement or any Schedule shall be paid to Lessor in immediately available funds of the United States of America at the payment address for Lessor set forth above or at such other address as Lessor may designate from time to time. Rent shall be due and payable whether or not Lessee has received any notice that such Rent is due.




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        (b) EACH LEASE SHALL BE A NET LEASE, and any Rent or other amounts set forth in this Agreement or any Schedule shall not include insurance, handling costs, shipping or other transportation costs (except as may be specifically provided in any Schedule); or sales, use, excise, turnover, purchase, property, luxury, added value or other taxes, fees, levies or assessments, or (to the extent Lessor may consent to Lessee's transfer of any Products to Persons outside the United States of America) customs duties or surcharges on imports or exports (collectively, "Taxes or Duties"), with respect to the Products, this Agreement or any Lease, all of which shall be paid directly by or charged to the account of Lessee. If Lessee claims eligibility for exemption from any tax, it shall provide Lessor with a tax exemption certificate acceptable to the relevant taxing authority. Any such Tax or Duty Lessor may be required to collect or pay (other than taxes based on the net income of Lessor) shall be paid by Lessee and, if not specifically set forth in this Agreement or the applicable Schedule as payable concurrently with the payment of Rent, shall be due and payable to Lessor on demand.

        (c) LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER THIS AGREEMENT OR ANY SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER WHETHER ARISING OUT OF THIS AGREEMENT, ANY SCHEDULE, LESSOR'S STRICT LIABILITY OR NEGLIGENCE, THE CONDUCT OF A THIRD PARTY, TOTAL OR PARTIAL LOSS OF PRODUCTS OR THEIR USE OR POSSESSION, OR OTHERWISE. If any Product is unsatisfactory for any reason, Lessee shall make any claim solely against the manufacturer or supplier of such Product and shall, nevertheless, pay Lessor or its assignee all amounts due and payable under the Lease.

4. LICENSED MATERIALS. Notwithstanding anything to the contrary in this Agreement or any Schedule, neither this Agreement nor any Schedule grants any right, title or interest in or to that portion of any Products constituting or containing Software or Documentation (collectively, "Licensed Materials"). Any rights that Lessee may have with respect to Licensed Materials shall arise only pursuant to license agreements between Lessee and the licensor(s) of such Licensed Materials (collectively, the "Licensors") which license agreements (the "Licenses") may be contained within the packaging associated with the Products. All title to and ownership of the Licensed Materials (both to the original and any whole or partial reproductions of the same, and all rights therein, including all rights in patents, copyrights, trade secrets and other intellectual property rights applicable thereto) is and shall remain in the Licensors during and after the term of this Agreement. Any use of the terms "sell," "purchase," "license," "lease," and the like in this Agreement or any Schedule with respect to Licensed Materials shall be interpreted in accordance with this Section 4.

5. PERFORMANCE BY LESSOR. As between Lessor and Lessee, Lessor shall have the right to accept or reject in Lessor's sole discretion any request by Lessee for the leasing of Products under this Agreement. No Lease shall commence until Lessor signs the related Schedule. Each Schedule shall be binding upon Lessor and Lessee from the date it is accepted and executed by Lessor; provided, however, that Lessor shall have no obligations with respect to any Schedule unless before the earlier of the expiration of credit approval or the expiration of the price quotation (i) Lessor receives from Lessee, in a form acceptable to Lessor in its sole discretion, the originals of a fully signed and completed Schedule and such other documents as Lessor may require, (ii) Acceptance of the Products has occurred, (iii) Lessor receives clear and unencumbered title to the Products (excluding Licensed Materials), and (iv) no Event of Default, or any event which, with the passage of time, the giving of notice, or both, would give rise to an Event of Default ("Default") shall have occurred. In the event that all of the foregoing conditions have not been satisfied within such period, Lessor may, at Lessor's election, terminate such Schedule and Lessor shall thereafter have no further liabilities or obligations with respect thereto. If Lessor has accepted a Purchase Agreement Assignment (an "Assignment") with respect to any Products but the Schedule applicable to such Products has been terminated in accordance with the preceding sentence, Lessor may by notice to Lessee be relieved of all further liabilities or obligations with respect to such Products and transaction and reassign all rights and obligations under such Assignment to Lessee without recourse or warranty and Lessee shall reimburse Lessor for all expenses and other amounts incurred by Lessor with respect to such Products and transaction, plus interest at the Overdue Rate from the date such amounts were incurred by Lessor through the date such amounts are reimbursed by Lessee.

6. USE; LOCATION; INSPECTION. Except as may be specifically provided in any Schedule, Lessee shall be solely responsible for (i) unpacking and installation of the Products and (ii) deinstalling and repacking the Products for return in accordance with Section 7. Lessee shall cause Products to be possessed and operated only (i) in accordance with the Documentation and Applicable Laws (including intellectual property laws), and (ii) for the internal business purposes of Lessee and not for any other use or disposition. Lessee agrees to comply with all terms and conditions of any Licenses. Lessee agrees not to remove Products from the locations set forth in the related Schedule without Lessor's prior written consent, which consent shall not be unreasonably withheld; provided, however, Lessee may without Lessor's consent remove from such location any such Products which are designated on the applicable Schedule as mobile equipment. Lessee shall allow Lessor and the Licensors to inspect the premises where the Products are located from time to time during reasonable hours after reasonable notice in order to confirm Lessee's compliance with its obligations under this Agreement and the Licenses, and shall correct any deficiencies promptly upon notice from Lessor and/or one or more of the Licensors.

7. RETURN. At the expiration of the Lease Term for any Product or earlier termination of each Lease, Lessee agrees (i) unless otherwise provided by the applicable License(s), to terminate its use of all Licensed Materials provided to Lessee under such Schedule and to return the same to Lessor at a place within the continental United States reasonably designated by Lessor, together with an



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assignment of all of Lessee's rights under the applicable
License(s), and (ii) to terminate its use of, and return to Lessor at a place within the continental United States reasonably designated by Lessor, all other Products leased to Lessee under such Schedule.

8. RISK OF LOSS; MAINTENANCE; UNINSURED LOSS AND DAMAGE. Lessee assumes all risk of loss or damage to Products from the time such Products are delivered to a carrier for shipment to Lessee until their return to Lessor and agrees to maintain the Products in good operating condition, in compliance with all requirements necessary to enforce all Product warranty rights, and to return the Products to Lessor as provided in Section 7 in good operating condition (ordinary wear and tear excepted). During the Lease Term, Lessee shall ensure that each Product is covered by a maintenance agreement (if available) from the manufacturer of such Product or another Person that is reasonably acceptable to Lessor. If a Product shall become lost, stolen, destroyed or damaged beyond repair or in the event of any condemnation, confiscation, seizure or expropriation of such Product, Lessee shall promptly notify Lessor of the same and shall immediately pay to Lessor the value of such Product calculated by discounting to present value the aggregate of all unpaid amounts due or to become due to Lessor with respect to such Product under this Agreement or any Schedule as Rent or otherwise (including the purchase option amount determined in accordance with the applicable Schedule or the estimated in-place fair market value at the end of the Lease Term as determined by Lessor if no purchase option is provided in such Schedule) using the discount rate of the Federal Reserve Bank of Chicago on the date of such occurrence plus 1%, at which time Lessor shall transfer to Lessee all of Lessor's right, title and interest, if any, in such Product (but not any Licensed Materials), AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES AGAINST INFRINGEMENT, OR ANY WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE, ALL OF WHICH SHALL BE SPECIFICALLY DISCLAIMED BY LESSOR.

9. ALTERATIONS. Lessee shall, at its expense, make such alterations to Products during the Lease Term as may be required by Applicable Laws. Lessee may make other alterations, additions or improvements to Products provided such other alterations, additions or improvements do not violate any License or materially decrease the value of Products or impair their utility. Lessee may remove any such other alteration, addition or improvement at the expiration of the relevant Lease Term, provided Lessee shall repair any damage to Products or the premises where located resulting from or occasioned by such removal and provided any such removal shall not violate any License or render Products incapable of use or operation for the purposes for which such Products were intended. Any alteration, addition or improvement shall be at Lessee's expense and, unless removed by Lessee as provided above, shall belong to and become the property of Lessor, subject to the terms of the applicable Lease during such Lease Term.

10. INSURANCE. From the date risk of loss passes to Lessee hereunder with respect to any Products and thereafter until all of Lessee's obligations under the related Lease have been performed in full, Lessee shall at its sole expense:

        (a) Insure Products against "all risks" of physical loss or damage, including without limitation loss by fire (including extended coverage), theft, collision and such other risks of loss as are customarily covered by insurance on the type of products leased hereunder by prudent operators of businesses similar to that in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor from time to time, but in no event shall such insurance be less than the full replacement value of the Products; and

        (b) Maintain public liability and property damage insurance in respect of the use, operation and possession of the Products and the ownership thereof by Lessor with insurers satisfactory to Lessor in such form and with such limits of liability as Lessor may from time to time reasonably require.

        Each insurance policy shall name Lessor (and if Lessor requests at any time, any successor, assignee or secured party of Lessor) as loss payee for physical damage insurance and as additional insured for liability and property damage insurance, and shall contain a clause requiring the insurer to give Lessor at least 30 days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. At Lessor's request, Lessee shall furnish to Lessor a certificate or certificates of insurance or other evidence satisfactory to Lessor that such coverage is in effect, provided, however, that Lessor shall be under no duty to either ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements of this Agreement or any Schedule. Lessee shall promptly notify Lessor of the occurrence of an event of loss and, at its expense, make all proofs of loss and take all other steps necessary to recover insurance benefits unless advised in writing by Lessor that Lessor desires so to do at Lessee's expense. Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact (i) to make, settle and adjust claims under each policy,
(ii) to make claims for monies which may become due under each policy including returned or unearned premiums and (iii) to endorse Lessee's name on any check, draft or other instrument received in payment of claims or returned or unearned premiums under each such policy and to apply the funds to the payment of amounts due by Lessee pursuant to this Agreement or the applicable Lease; provided, Lessor shall have no obligation to do any of the foregoing. Proceeds of insurance shall at the option of Lessor be disbursed by Lessor against satisfactory invoices for repair or replacement of Products, provided Lessee is not then in Default, or be retained by Lessor for application against Lessee's obligations hereunder, and if the proceeds received are less than the value of the Products subject to the loss, as determined pursuant to Section 8, Lessee shall pay to Lessor the amount of such deficiency.



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11.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE. Lessee
represents, warrants and covenants to Lessor that at all times during the term of this Agreement and any Schedule:

        (a) Lessee is an entity duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has full power and authority to execute, deliver, and perform under this Agreement and each Schedule and all certificates and other documents required by, referred to in, or executed in connection with, this Agreement or any Schedule (collectively, the "Documents") to which it is a party, and is duly qualified and in good standing in all jurisdictions with respect to which its ownership or leasing of property or its conduct of business requires it to be so qualified;

        (b) The execution, delivery and performance by Lessee of this Agreement, each Schedule and the other Documents to which it is a party have been duly authorized by all necessary corporate or other action on the part of Lessee, and this Agreement, each Schedule and the other Documents to which it is a party have been duly executed and delivered on Lessee's behalf by Persons duly authorized in that regard, and constitute the legal, valid and binding agreements of Lessee, enforceable against Lessee in accordance with their respective terms (subject to applicable bankruptcy and other similar laws);

        (c) The execution, delivery and performance by Lessee of this Agreement, each Schedule and the other Documents to which it is a party do not and shall not result in a breach of, constitute a default under, contravene any provision of, or result in the creation of any lien on or in any property or assets of Lessee pursuant to, the Certificate or Articles of Incorporation or Bylaws of Lessee or any other documents pursuant to which Lessee is organized or operates, or any agreement, indenture or other instrument to which Lessee is a party or by which Lessee or any of its property or assets may be bound or affected;

        (d) There is no action, suit or proceeding pending or, to the knowledge of Lessee, threatened in any court or tribunal or before any competent authority against Lessee or any of its property or assets which challenges this Agreement, any Schedule, any of the other Documents or any of the transactions contemplated hereby or thereby or which, in the reasonable and bona fide opinion of Lessee, may have a material adverse effect on the financial condition or business of Lessee; and

        (e) The financial statements and other information furnished and to be furnished to Lessor by Lessee are and shall be true and correct.

        If any Person guarantees payment or performance by Lessee of any liabilities or obligations of Lessee under this Agreement or any Schedule (a "Guarantor"), the preceding representations, warranties and covenants shall be deemed to be made by Lessee on behalf of such Guarantor as well as Lessee as if such Guarantor was named in addition to Lessee therein.

12.     CONFIDENTIALITY.

        (a) All information or materials disclosed by Lessor to Lessee, or obtained by Lessee from Lessor, under or in connection with this Agreement, any Schedule, or the transactions contemplated hereby or thereby, including information concerning Lessor's (or any vendor's or Licensor's) business activities, technical information, trade secrets, marketing plans, objectives, or financial results, and the terms and conditions of this Agreement and any Lease, regardless of whether the same is disclosed in writing, orally, visually or otherwise, are confidential and proprietary (collectively, the "Confidential Information"). Lessee shall receive and retain Confidential Information in confidence and shall use the same degree of care, but no less than a reasonable degree of care, as Lessee uses to protect its own similar information to protect the Confidential Information and to prevent (i) any use of Confidential Information other than in performance of its obligations under this Agreement or any Schedule; (ii) any dissemination of Confidential Information to any Person; or (iii) any publication of any Confidential Information (provided that Confidential Information may be disclosed to employees or professional advisors of Lessee to the extent such employees or advisors need to know such information in order to carry out the terms of this Agreement or otherwise utilize the Products in accordance with a Lease and agree to be bound by such obligations of nondisclosure and nonuse).

        (b) The foregoing restrictions of confidentiality and nonuse shall not apply to any Confidential Information that (i) was known to Lessee at the time of the disclosure and was not obtained or derived, directly or indirectly, from Lessor; (ii) is or becomes available to the general public or generally known to Lessor's industry through no fault of Lessee; (iii) is obtained by Lessee from a third party which, to Lessee's knowledge, is lawfully in possession of the Confidential Information provided that, to Lessee's knowledge, such Confidential Information is not subject, in such third party's hands, to any confidential or nonuse obligations owed to Lessor or any third party; (iv) is disclosed by Lessor to a third party without a duty of confidentiality on the third party;
(v) is independently developed by Lessee without a breach of this Agreement or any Lease; or (vi) is disclosed by Lessee with the Lessor's prior written approval. The foregoing restrictions on confidentiality shall not prohibit Lessee from disclosing any Confidential Information that Lessee is required to disclose by government body, a court of law or Applicable Laws provided Lessee gives Lessor reasonable advance notice of the same so that Lessor may contest the disclosure or seek a protective order, and provided that Lessee complies with any such protective order.


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13.     WARRANTY ASSIGNMENT; EXCLUSION OF WARRANTIES; LIMITATIONS ON LIABILITY.

        (a) Lessor assigns to Lessee (to the extent assignable) the benefit of any limited warranty or right of return provided by any Licensor, manufacturer or vendor of the Products until such time as the Lease of such Product to Lessee has terminated or expired.

        (b) LESSEE ACKNOWLEDGES THAT LESSOR DID NOT SELECT, MANUFACTURE OR SUPPLY ANY PRODUCT AND THAT LESSEE HAS MADE THE SELECTION OF PRODUCTS BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY LESSOR OR ITS AGENTS. LESSEE FURTHER ACKNOWLEDGES THAT LESSOR LEASES PRODUCTS AS-IS AND MAKES NO WARRANTY, EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES OF TITLE OR AGAINST INFRINGEMENT, OR ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED BY LESSOR. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY OR WITH RESPECT TO ANY PRODUCTS. LESSEE HEREBY RELEASES AND FOREVER DISCHARGES LESSOR FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, COSTS, EXPENSES, SET-OFFS, ABATEMENTS AND COMPENSATION WHATSOEVER, IN CONNECTION WITH THE FOREGOING, REGARDLESS OF THE FORM OF ACTION AND REGARDLESS OF WHETHER THE SAME ARISES FROM ANY NEGLIGENT ACT OR OMISSION OF LESSOR. Upon the parties' execution of a Schedule, Lessor shall be deemed to have fully performed and discharged all its obligations hereunder with respect to the related Products by providing Lessee with a possessory interest therein.

        (c) Lessee agrees and acknowledges that it is the intent of both parties that each Lease qualify as statutory finance lease under Article 2A of the Uniform Commercial Code. Lessee acknowledges either (i) that Lessee has reviewed and approved any written supply contract covering the Products purchased from the supplier thereof for lease to Lessee or (ii) that Lessor has informed or advised Lessee, in writing, either previously or by this Agreement, that Lessee may have rights under the supply contract evidencing Lessor's purchase of the Products from the supplier chosen by Lessee and that Lessee should contact the supplier of the Products for a description of any such rights.

        (d) LESSOR'S TOTAL LIABILITY FOR DAMAGES FOR ANY CAUSE WHATSOEVER ARISING UNDER OR RELATED TO THIS AGREEMENT, ANY SCHEDULE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO THE TOTAL RENT PAID BY LESSEE TO LESSOR WITH RESPECT TO THE SCHEDULE THAT IS THE SUBJECT OF THE DISPUTE DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE OF THE CLAIM. IN NO EVENT SHALL LESSOR BE LIABLE FOR (I) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY SCHEDULE OR THE SALE, LEASE OR USE OF ANY PRODUCTS INCLUDING INTERRUPTION OF SERVICE, LOSS OF DATA, LOSS OF REVENUE OR PROFIT, LOSS OF TIME OR BUSINESS, OR ANY SIMILAR LOSS, EVEN IF LESSOR IS ADVISED IN ADVANCE OF THE POSSIBILITY OR CERTAINTY OF SUCH DAMAGES AND EVEN IF LESSEE ASSERTS OR ESTABLISHES A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED IN THIS AGREEMENT, OR (II) ANY CLAIM BY ANY THIRD PARTY EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN.

14. EVENTS OF DEFAULT. It shall be an event of default hereunder and under any Lease ("Event of Default") if:

        (a) Lessee fails to pay any Rent or other amounts payable under this Agreement or any Schedule when due and such failure shall have continued for 10 days;

        (b) Any representation or warranty made by Lessee or any Guarantor to Lessor under, or in connection with entering into, this Agreement, any Schedule or any other Document is at any time untrue or incorrect;

        (c) Lessee fails to comply with the provisions of Section 10 or Section 12 of this Agreement;

        (d) Lessee fails to comply with any other obligation or provision of this Agreement or any Schedule and such failure shall have continued for 10 days after notice from Lessor;

        (e) Any breach or default occurs under any agreement executed by any Guarantor for the benefit of Lessor (and, if capable of cure, is not cured within any applicable cure period set forth therein);

        (f) Lessee or any Guarantor becomes insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Lessee or any Guarantor applies for or consents to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property (or such receiver, trustee or similar officer is appointed without its consent); or Lessee or any Guarantor institutes any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any



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jurisdiction, or any such proceeding is instituted against Lessee or any
Guarantor and is not dismissed within 30 days; or any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of the property of Lessee or any Guarantor and remains unsatisfied for 30 days;

        (g) Lessee or any Guarantor dissolves, liquidates or otherwise terminates its existence as an entity, or consolidates with or merges with or into any entity, or sells, leases or otherwise disposes of all or substantially all of its assets, or incurs a substantial amount of indebtedness other than in the ordinary course of its business, or engages in a leveraged buy-out or any other form of corporate reorganization, in each case whether in a single transaction or in a series of related transactions, UNLESS in each case and before the event in question, either (i) Lessor, based on written confirmation from such party, is reasonably satisfied that such party's financial condition and credit standing shall not be impaired by the event, or (ii) such party's obligations under this Agreement, each Schedule and any Guaranty are assumed or guaranteed in a manner reasonably satisfactory to Lessor by an entity having in Lessor's good faith opinion at least as good financial condition and credit standing as those of such party immediately before the event;

        (h) Lessee does or permits to occur any act which may in the reasonable opinion of Lessor materially lessen the value of any Products or Lessor's interest therein or increase the risk thereto; or

        (i) Lessee or any Guarantor is in default under any other lease, contract, agreement or obligation now existing or hereinafter entered into with Lessor or any Affiliate of Lessor whether such party is bound alone or with others.

15.     REMEDIES; TERMINATION.

        (a) Upon an Event of Default Lessor may:

                (i) require Lessee to return any or all Products as provided in Section 7;

                (ii) without further notice, take possession of any or all Products ("Repossession") and for such purpose Lessee hereby (A) shall, if requested by Lessor, assemble the Products and deliver them to a location designated by Lessor and (B) grants Lessor the right to enter the premises where such Products are located for the purpose of Repossession;

                (iii)   terminate this Agreement and/or any or all Schedules;

                (iv) without terminating or being deemed to have terminated this Agreement or any Schedule, sell, lease or otherwise dispose of any or all Products (as agent and attorney for Lessee to the extent necessary) upon such terms as Lessor deems advisable in its sole discretion ("Disposition"); or

                (v) in addition to any other right or remedy Lessor may have at law or in equity, demand as a genuine pre-estimate of liquidated damages for loss of bargain and not as a penalty, the then present value of all the unpaid and future Rent together with any other amounts owed with respect to the Products, and (if any Products are not returned to or repossessed by Lessor) the present value of the purchase option amount for such Products determined in accordance with the applicable Schedule, or the estimated in-place fair market value of such Products at the end of the Lease Term as determined by Lessor if no purchase option is provided in such Schedule (calculated by discounting such amounts using the discount rate of the Federal Reserve Bank of Chicago, on the date of the Event of Default plus 1%), in which event Lessee shall immediately pay all such amounts to Lessor.

        (b) Upon termination of this Agreement or termination or expiration of any Schedule, all right, title and interest of Lessee in or to the use of the Products subject to the terminated Schedule(s) shall absolutely cease and Lessee shall return any and all such Products as provided in Section 7. Termination of this Agreement shall constitute termination of all Schedules hereto, but termination or expiration of one or more Schedules shall not in and of itself constitute termination or expiration of this Agreement.

        (c) Lessee shall pay all costs arising or incurred by Lessor as a result of any Default by Lessee or any Guarantor, including reasonable legal fees and costs related to the Repossession, re-conditioning and Disposition of any or all Products. Such costs shall be deducted from the proceeds of any Disposition. In the event an amount in excess of the amount described in clause 15(a)(v) is received by Lessor, after costs, from the exercise of its remedies under Section 15(a), Lessor shall promptly pay to Lessee any such excess.

        (d) Lessee shall pay Lessor interest at a rate equal to the Overdue Rate on all sums not paid by Lessee to Lessor when due and owing under the provisions of this Agreement or any Schedule. Such interest shall be due and payable on demand by Lessor, or, if no demand is made, monthly on the same days as provided for the payment of Rent so long as payment of any monies due and payable hereunder is in arrears.

        (e) All rights of Lessor are cumulative and not alternative and may be exercised by Lessor separately or together, in any order or combination. In addition to the rights of Lessor specifically set forth in this Agreement or any Schedule, Lessor shall be entitled to damages for breach of this Agreement or any Schedule, to an order requiring performance of the obligations of this Agreement or any Schedule, or to any other appropriate order or remedy available by contract, at law or in equity.

16. OWNERSHIP; PERSONAL PROPERTY; LABELS. As between Lessor and Lessee, title to the Products (other than any Licensed Materials) is and shall remain in Lessor; title to the Licensed Materials remains with the Licensor(s). During the relevant Lease Term, Products shall be and remain movable, personal and chattel property and Lessee agrees to take all action necessary or reasonably requested by Lessor to ensure that Products retain such status. Lessor shall not interfere with Lessee's right to possession and quiet enjoyment of Products during the relevant Lease Term, provided Lessee performs its obligations hereunder and under each Schedule pursuant to the terms and conditions hereunder and thereunder. Lessor may require plates, labels, or other markings to be affixed to or placed prominently upon Products (other than any Licensed Materials) indicating Lessor as the owner.

17. INDEMNIFICATION. LESSEE SHALL BE RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND AND HOLD LESSOR, LESSOR'S AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS HARMLESS FROM AND AGAINST, ALL CLAIMS, DEMANDS, DAMAGES, LOSSES, LIABILITIES, ACTIONS, COSTS OR EXPENSES, INCLUDING ATTORNEYS' FEES (COLLECTIVELY, "CLAIMS"), ARISING FROM OR INCURRED IN CONNECTION WITH THIS AGREEMENT, ANY SCHEDULE, OR THE MANUFACTURE, ACQUISITION, POSSESSION, OWNERSHIP, USE, MAINTENANCE, CONDITION, RETURN OR OPERATION OF ANY PRODUCTS (INCLUDING (I) ANY PERSONAL INJURY OR DEATH, (II) ANY CLAIMS RELATED TO TAXES OR DUTIES, AND (III) ANY CLAIMS RELATED TO ANY SUBSEQUENT USE OR DISPOSITION BY LESSOR, LESSOR'S AFFILIATES OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS OF ANY PRODUCTS THAT MAY CONTAIN ANY DATA OR OTHER MATERIALS OF LESSEE OR ANY THIRD PARTY). LESSEE SHALL BE OBLIGATED TO INDEMNIFY LESSOR AND ANY OTHER PERSON INDEMNIFIED HEREUNDER FOR ANY OF THE FOREGOING REGARDLESS OF THE FORM OF ACTION AND REGARDLESS OF WHETHER THE CLAIM IN QUESTION ARISES IN PART FROM ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, FROM STRICT LIABILITY OF AN INDEMNIFIED PERSON, OR OTHERWISE, PROVIDED THAT THIS INDEMNITY SHALL NOT EXTEND TO ANY LOSS CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR. LESSEE SHALL ASSUME THE DEFENSE OF SUCH CLAIM AT ITS EXPENSE, WITH COUNSEL OF ITS OWN CHOICE (SUCH COUNSEL BEING SUBJECT TO APPROVAL BY LESSOR, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) AND PAY ANY AMOUNT IN SETTLEMENT AND ALL COSTS AND DAMAGES AWARDED AGAINST OR INCURRED BY LESSOR OR ANY OTHER PERSON INDEMNIFIED HEREUNDER; PROVIDED, HOWEVER, THAT ANY PERSON INDEMNIFIED HEREUNDER SHALL HAVE THE RIGHT TO PARTICIPATE IN THE DEFENSE OF SUCH CLAIM WITH COUNSEL OF ITS CHOICE AND AT ITS EXPENSE AND TO APPROVE ANY SUCH SETTLEMENT (SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD OR DELAYED). LESSEE SHALL KEEP LESSOR INFORMED AT ALL TIMES AS TO THE STATUS OF LESSEE'S EFFORTS AND CONSULT WITH LESSOR CONCERNING ITS EFFORTS.

18.     EXPORT ISSUES.

        (a) Lessee shall not allow any Products to be transported or used outside of the United States of America without the prior written consent of Lessor. Lessee agrees that it shall not directly or indirectly export, reexport, transship, transfer, divert or otherwise dispose of any Products or technical information, even though otherwise permitted by this Agreement or by subsequent authorization from Lessor, except as shall be permitted by Applicable Laws. When requested by Lessor, Lessee shall give additional written assurances against any such export, reexport, transshipment, diversion or disposition.

        (b) Lessor's obligation, if any, to lease and deliver Products and to provide or disclose any technical information shall be subject in all respects to the requirements of Applicable Laws, including such United States laws, regulations and orders as shall from time to time govern the lease and delivery of goods and the disclosure of technical information abroad by Persons subject to the jurisdiction of the United States.

19. LIENS, ENCUMBRANCES. Lessee shall, at Lessee's expense, keep Products free and clear of liens, security interests, attachments, seizures and encumbrances of any kind (except those arising hereunder or solely through the acts of Lessor) and shall immediately notify Lessor if any Person attempts to claim ownership of, a lien against, or any other interest in, or bring any legal process with respect to, any of the Products.

20. REMEDYING DEFAULTS. If Lessee shall fail to perform or comply with any of Lessee's obligations hereunder or under any Schedule, Lessor in its discretion may do all such reasonable acts and make all such reasonable disbursements as may be necessary to itself perform, or cause performance of or compliance with, such obligations, without the same constituting a waiver of such obligations or creating any obligation or liability on the part of Lessor either to remedy any other failure to perform or comply or to take any other action whatsoever, and any disbursements so made shall be payable by Lessee on demand, together with interest at the Overdue Rate from the date of disbursement by Lessor to the date of payment by Lessee.

21. NOTICES. Except as may be specifically provided herein, all notices with respect hereto shall be given in writing and shall be delivered (including delivery by courier, facsimile transmittal, telex or similar means) or sent by mail, postage prepaid, return receipt requested, addressed to the party for whom intended at the address specified on the first page of this Agreement or at such other address as the intended recipient previously shall have designated by at least 10 days written notice to the other party. Unless otherwise provided in this Agreement, notice shall be effective on the date that it is received or (if mailed as described above) 4 Business Days after the date of mailing.

22.     ASSIGNMENT.

        (a) Neither this Agreement, any Schedule, or any right or obligation hereunder or thereunder is assignable in whole or in part, whether by operation of law or otherwise, by Lessee without the prior written consent of Lessor, nor may Lessee assign or sublet Products without the prior written consent of Lessor. Any attempted assignment or subletting without Lessor's prior written consent shall be void and of no force and effect.

        (b) Lessor may at any time without notice to Lessee, but subject to the rights of Lessee hereunder, transfer, assign, or grant a security interest in any Product, this Agreement, any Schedule, or any rights hereunder or thereunder (including any Rent or other monies and benefits due or to become due hereunder), in whole or in part. In such event, the assignee will have the rights and benefits, but not any of the obligations, of Lessor, and Lessee agrees that the rights of any such assignee will not be subject to any claims, defenses or setoffs that Lessee may have against Lessor.

        (c) This Agreement shall be binding upon and inure to the benefit of Lessor and its successors and assigns and shall be binding upon Lessee and the heirs, executors, administrators, successors and permitted assigns and permitted sublessees of Lessee.

23. SURVIVAL. All of the representations, warranties, covenants and agreements of Lessee contained in this Agreement or any Schedule shall survive the termination of this Agreement and the expiration or earlier termination of any or all Schedule(s) until all obligations of Lessee under this Agreement and all Schedules have been performed in full; provided, however, that the provisions of Sections 11, 12, 13(b), 13(d), and 17 shall continue in full force and effect even after all obligations of Lessee have been performed in full.

24. GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT AND EACH SCHEDULE SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, U.S.A. (EXCEPT AS OTHERWISE PROVIDED IN SECTION 27(k) REGARDING THE DETERMINATION OF THE MAXIMUM AMOUNT OF TIME PRICE BALANCE DIFFERENTIAL AND INTEREST), EXCLUSIVE OF ANY PROVISIONS OF THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. REFERENCES TO THE UNIFORM COMMERCIAL CODE IN THIS AGREEMENT ARE TO THE UNIFORM COMMERCIAL CODE ADOPTED IN ILLINOIS AS 810 ILCS SECS. 5/1-101 ET SEQ. LESSEE IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN COOK COUNTY, ILLINOIS, AND WAIVES TO THE FULLEST EXTENT ALLOWED BY LAW ANY OBJECTION TO VENUE IN SUCH COURT, AND FURTHER WAIVES ANY RIGHT TO A TRIAL BY JURY.

25. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following respective meanings for purposes of this Agreement:

        (a) Affiliate. Any Person that directly or indirectly controls, is controlled by, or is under common control with, Lessor or Lessee, as the context may require.

        (b) Applicable Laws. All applicable laws, rules, regulations and orders of any government authority with jurisdiction over a party or over its performance in connection with this Agreement or any Schedule (including Lessee's lease or use of Products hereunder or thereunder).

        (c) Business Day. Any day except Saturday, Sunday or a day on which banking institutions are required or authorized by law or other governmental action to be closed in Illinois.

        (d) Documentation. All user guides, driver installation guides, listings, manuals, illustrations, and other written materials or publications that accompany or constitute all or a portion of any Software or other Products or that are provided by or on behalf of Lessor or any vendor or Licensor to Lessee relating to the installation, operation, sale, support or other use of any Software or other Products, and all modifications, additions, supplements, translations, derivative works and full or partial copies of any thereof, regardless of who prepared the same.

        (e) Overdue Rate. A rate equal to the lesser of 1-1/2% per month or the highest rate permitted by applicable law.

        (f) Person. Any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, joint stock company, government or department or agency thereof, or other form of association or entity.

        (g) Products. All of the computer hardware, software, parts, equipment, accessories, and other products (including any Software or Documentation) that Lessor, in its sole discretion, may from time to time lease or offer for lease to Lessee under this Agreement, whether manufactured by Lessor or any other Person.

        (h) Software. All software or computer programs that accompany or constitute all or a portion of any Products or are provided by or on behalf of Lessor or any vendor or Licensor to Lessee with respect to any Products, and all modifications, additions, supplements, translations, derivative works, and full or partial copies of any thereof, regardless of who prepared the same, and code with respect thereto, whether embodied in or contained on magnetic tape, disk, semiconductor device, or any other device or medium.

26. CONSTRUCTION. "This Lease Agreement," "Lease Agreement," "this Agreement," "hereto," "herein," "hereof," "hereby," "hereunder" and similar expressions refer to this Master Lease Agreement. The headings used in this Agreement are for convenience only and shall have no legal effect. Whenever the context requires, the gender of all words used herein shall include the masculine, the feminine and neuter, and the number of all words shall include the singular and plural. The term "including" as used in this Agreement means "including without limitation." Whenever reference is made in this Agreement to "days," the reference means calendar days, not Business Days, unless otherwise specified. This Agreement shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

27.     MISCELLANEOUS.

        (a) If more than one Person executes this Agreement or any Schedule as Lessee, their respective liabilities hereunder or thereunder shall be both joint and several, but Lessor shall be fully discharged in respect of any obligation hereunder upon performance of that obligation to any one of them.

        (b) Failure of Lessor at any time to require Lessee's performance of any obligation shall not affect the right to require performance of that obligation. No term, condition or provision of this Agreement or any Schedule shall be waived or deemed to have been waived by Lessor unless it is in writing and signed by a duly authorized representative of Lessor. A valid waiver is limited to the specific situation for which it was given.

        (c) Lessee shall furnish to Lessor such financial statements of Lessee and any Guarantor (prepared in accordance with generally accepted accounting principles consistently applied) and other information as Lessor may from time to time reasonably request. Lessee shall notify Lessor within 10 days after any material adverse change in Lessee's or any Guarantor's financial condition.

        (d) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any Person or under any circumstances, shall be invalid or unenforceable to any extent under applicable law, and the extent of such invalidity or unenforceability does not destroy the basis for the bargain between the parties as expressed herein, then (i) such provision shall be deemed severed from this Agreement with respect to such party or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other Persons or circumstances, and (ii) a new provision shall be deemed substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

        (e) All Lessee's obligations hereunder shall be performed or observed at Lessee's expense.

        (f) To the fullest extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon Lessee under Uniform Commercial Code Sections 2A-303 and 2A-508 through 2A-522.

        (g) Lessee shall, upon Lessor's demand, promptly execute, acknowledge, deliver, file, register and record any and all further documents and take any and all other action reasonably requested by Lessor from time to time, for the purpose of fully effectuating the intent and purposes of this Agreement or any Schedule, and to protect the interests of Lessor, its successors and assigns. The parties intend for each lease to constitute a true lease of Products under the United Commercial Code and all Applicable Laws; if, however, any Lease is determined to be other than a true lease, Lessee grants to Lessor a security interest in the Products and all proceeds thereof. Lessee hereby appoints Lessor as Lessee's agent and attorney-in-fact to execute, deliver and file in the name of Lessee (and Lessee agrees to execute if requested) any financing statements or related filings as Lessor may reasonably deem necessary or appropriate. In addition, Lessor may file a copy of this Agreement in lieu of a financing statement.

        (h) Lessee acknowledges receipt of a copy of this Agreement.

        (i) This Agreement and each Schedule may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original (except as otherwise provided in the following sentence), but all such counterparts taken together shall constitute one and the same instrument. To the extent any Schedule constitutes chattel paper, no security interest in such Schedule may be perfected except by the possession of the manually executed counterpart of such
Schedule identified in such Schedule as the original counterpart. If any
Schedule is executed by Lessee and thereafter sent to Lessor by facsimile transmission, then until such time as Lessor has received such Schedule with Lessee's manual signature thereon, such facsimile transmission shall constitute, upon acceptance and execution by Lessor, the original Schedule and chattel paper and shall be admissible for all purposes as the original Schedule. In such event, Lessee agrees to promptly forward to Lessor the Schedule with Lessee's manual signature thereon and upon receipt by Lessor such Schedule with Lessee's manual signature thereon shall constitute the chattel paper in lieu of such facsimile transmission.

        (j) This Agreement and each Schedule are non-cancellable by Lessee.

        (k) Lessor and Lessee intend for each Lease to constitute a true lease of Products under the Uniform Commercial Code and all applicable law. If, however, any Lease is determined to be a lease intended as security, in no event shall Lessee, by acceleration or prepayment of the unpaid time price balance under the related Schedule or otherwise, be obligated to pay any time price balance differential in excess of the maximum amount permitted by applicable law (and for purposes of this Section the applicable law shall be the law of the state specified in Section 24 or the law of the state where the Products are located, whichever law permits the greater amount). Any acceleration or prepayment of the unpaid time price balance shall be subject to all applicable law, including rebates of unearned charges. If in any event whatsoever Lessor shall receive anything of value under a Lease deemed interest under applicable laws which would exceed the maximum amount of interest, the excess amount shall be applied to the reduction of the unpaid time price balance or shall be refunded to Lessee. All sums paid or agreed to be paid by Lessee to Lessor for the use, forbearance or detention of money shall, to the fullest extent permitted by applicable law, be amortized, prorated and allocated and spread throughout the full term of the applicable Schedule so that the amount of consideration constituting interest is uniform throughout the term of such Schedule and does not exceed the maximum permitted by applicable law. If any of the provisions of this paragraph conflict with any provision(s) of any other paragraph of this Agreement, any Schedule, or any provision(s) in any other agreement or course of dealing between Lessor and Lessee, the provisions of this paragraph shall control and govern the interpretation of this Agreement, such Schedule and any such other agreement or course of dealing.

        (l) This Agreement and the Schedules hereto constitute the entire agreement between Lessor and Lessee and set forth the entire understanding and supersede and merge all prior written or oral communications, understandings, or agreements between the parties relating to the subject matter contained herein. The parties agree that use of preprinted forms (including orders, invoices and acknowledgments), other than the Schedules, is for convenience only and all terms and conditions stated therein, except for any information permitted by this Agreement, are void and of no effect. In the event of any conflict between this Agreement and the terms and conditions of any such document, this Agreement shall govern. This Agreement may be amended only in writing signed by Lessor (by a duly authorized representative) and Lessee. By initialing this provision, Lessee agrees to be bound by the terms of this Agreement and, to the extent applicable, that the provision concerning a separately signed document pursuant to Uniform Commercial Code Section 2A-208 has been compiled with.


------------------
Lessee's Initials


EXECUTED by the undersigned on the dates set forth below, to be effective as of the Effective Date.

DELL FINANCIAL SERVICES L.P.                  SAGENT TECHNOLOGY INC.
"LESSOR"                                      "LESSEE"


BY:                                           BY:     /s/ Kathleen Ovalle
   ----------------------------------            ------------------------------
NAME:                                         NAME:   Kathleen Ovalle
     --------------------------------              ----------------------------
TITLE:                                        TITLE:   Corporate Controller
      -------------------------------               ---------------------------
DATE:                                         DATE:    September 26, 1998
     --------------------------------              ----------------------------